Exhibit 99.1
ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FIRST QUARTER 2026 RESULTS

First quarter GAAP net income (loss) of $(9.6) million or $(0.17) per diluted common share and
Distributable Earnings1 of $3.2 million or $0.06 per diluted common share

- Subsequent to the three months ended March 31, 2026 -

Closed $95 million of new loan commitments

Declared second quarter 2026 dividend of $0.15 per common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company primarily engaged in directly originating and investing in commercial real estate loans and related investments, reported generally accepted accounting principles (“GAAP”) net income (loss) of $(9.6) million or $(0.17) per diluted common share and Distributable Earnings1 of $3.2 million or $0.06 per diluted common share for the first quarter of 2026.

“Supported by stable commercial real estate fundamentals, we maintained our investment momentum in the first quarter and grew the portfolio with the closing of $294 million of new loan commitments,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “We remain highly focused on resolving the remaining risk rated 4 and 5 loans and REO properties alongside selectively investing in high quality new loans in order to reshape and grow our portfolio.”

“During the first quarter, we maintained our balance sheet flexibility through additional repayments in the loan portfolio, disciplined liquidity and liability management and expanded borrowing capacity,” said Jeff Gonzales, Chief Financial Officer of Ares Commercial Real Estate Corporation. “We enhanced our financing structure by increasing the capacity on two of our secured funding facilities by $300 million to support future growth and lowered our borrowing costs through the redemption of the FL4 CLO.”
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(1) Distributable Earnings (Loss) is a non-GAAP financial measure. Refer to Schedule I for the definition and reconciliation of Distributable Earnings (Loss).

COMMON STOCK DIVIDEND

On February 10, 2026, the Board of Directors of the Company declared a regular cash dividend of $0.15 per common share for the first quarter of 2026. The first quarter 2026 dividend was paid on April 15, 2026 to common stockholders of record as of March 31, 2026.

On May 7, 2026, the Board of Directors of the Company declared a regular cash dividend of $0.15 per common share for the second quarter of 2026. The second quarter 2026 dividend will be payable on July 15, 2026 to common stockholders of record as of June 30, 2026.

ADDITIONAL INFORMATION

The Company issued a presentation of its first quarter 2026 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “First Quarter 2026 Earnings Presentation.” The Company also filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 with the U.S. Securities and Exchange Commission on May 7, 2026.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, May 7, 2026, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its first quarter 2026 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 343-5172. International callers can access the conference call by dialing +1 (203) 518-9856. Please provide passcode ACREQ126. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through June 7, 2026 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (800) 839-4016 and to international callers by dialing +1 (402) 220-7240. An archived replay will also be available through June 7, 2026 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation (the “Company”) is a specialty finance company primarily engaged in directly originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company invests in whole and co-invested senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements relate to future events or the Company’s future performance or financial condition and include, but are not limited to, statements about potential earnings, the resolution of underperforming loans, increased investment activity, liquidity management, reduction or increase of CECL reserve, reduction or increase of available borrowings, the industry and the loan market. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including global economic trends and economic conditions, including slower growth, changes to fiscal and monetary policy, inflation, labor shortages, changing interest rates, foreign currency exchange volatility and uncertainties caused by tariffs and trade disputes, as well as geopolitical instability, changes in interest rates and credit spreads, management’s estimate of current expected credit losses and current expected credit loss reserve, the amount of commercial mortgage loans requiring refinancing, the demand for commercial real estate loans, the Company’s expected investment capacity and available capital, rates of default or decreased recovery rates on the Company’s target investments, the Company’s business and investment strategy, the Company’s projected operating results, the ability of Ares Commercial Real Estate Management LLC (“ACREM” or the Company’s “Manager”) to locate suitable investments for the Company, monitor, service and administer the Company’s investments and execute its investment strategy, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K, filed with the SEC on February 10, 2026. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Cash and cash equivalents	$86,163	$29,289
Restricted cash ($1,108 related to consolidated VIEs as of December 31, 2025)	48,169	37,868
Loans held for investment ($138,950 related to consolidated VIEs as of December 31, 2025)	1,629,366	1,528,806
Current expected credit loss reserve	(136,830)	(125,756)
Loans held for investment, net of current expected credit loss reserve	1,492,536	1,403,050
Loans held for sale	60,544	—
Real estate owned held for investment, net ($52,634 related to consolidated VIEs as of December 31, 2025)	76,848	130,165
Real estate owned held for sale	53,110	—
Other assets ($76 of interest receivable related to consolidated VIEs as of December 31, 2025)	18,934	17,770
Total assets	$1,836,304	$1,618,142
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$1,182,096	$858,176
Secured term loan	89,538	89,360
Collateralized loan obligation securitization debt (consolidated VIEs)	—	99,921
Due to affiliate	4,085	4,061
Dividends payable	8,442	8,442
Other liabilities ($257 of interest payable related to consolidated VIEs as of December 31, 2025)	59,725	48,614
Total liabilities	1,343,886	1,108,574
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at March 31, 2026 and December 31, 2025 and 55,367,672 and 55,026,453 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	532	532
Additional paid-in capital	821,724	820,827
Accumulated earnings (deficit)	(329,838)	(311,791)
Total stockholders' equity	492,418	509,568
Total liabilities and stockholders' equity	$1,836,304	$1,618,142

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenue:
Interest income	$24,906	$27,480
Interest expense	(17,361)	(18,189)
Net interest margin	7,545	9,291
Revenue from real estate owned	5,915	5,657
Total revenue	13,460	14,948
Expenses:
Management and incentive fees to affiliate	2,400	2,567
Professional fees	819	877
General and administrative expenses	1,417	1,720
General and administrative expenses reimbursed to affiliate	787	1,003
Expenses from real estate owned	3,134	4,495
Total expenses	8,557	10,662
(Provision for) reversal of current expected credit losses, net	(11,138)	5,340
Realized losses on loans	(3,340)	—
Income (loss) before income taxes	(9,575)	9,626
Income tax expense (benefit), including excise tax	30	281
Net income (loss) attributable to common stockholders	$(9,605)	$9,345
Earnings (loss) per common share:
Basic earnings (loss) per common share	$(0.17)	$0.17
Diluted earnings (loss) per common share	$(0.17)	$0.17
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	55,322,222	54,828,751
Diluted weighted average shares of common stock outstanding	55,322,222	55,694,939
Dividends declared per share of common stock[1]	$0.15	$0.15
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(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I
Reconciliation of Net Income (Loss) to Non-GAAP Distributable Earnings (Loss)

Distributable Earnings (Loss) is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings (Loss) provides useful information to investors regarding the Company’s ability to pay dividends, which is one of the principal reasons the Company believes investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings (Loss) is defined as net income (loss) attributable to common stockholders computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written-off as a realized loss and are included in Distributable Earnings (Loss). Distributable Earnings (Loss) is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings (Loss) is set forth in the table below for the three and twelve months ended March 31, 2026 ($ in thousands):

	For the Three Months Ended March 31, 2026	For the Twelve Months Ended March 31, 2026
Net income (loss) attributable to common stockholders	$(9,605)	$(19,852)
Stock-based compensation	897	3,752
Incentive fees to affiliate	—	—
Depreciation and amortization of real estate owned	741	6,674
Provision for (reversal of) current expected credit losses, net	11,138	(1,367)
Distributable Earnings (Loss)	$3,171	$(10,793)

Net income (loss) attributable to common stockholders	$(0.17)	$(0.36)
Stock-based compensation	0.02	0.07
Incentive fees to affiliate	—	—
Depreciation and amortization of real estate owned	0.01	0.12
Provision for (reversal of) current expected credit losses, net	0.20	(0.02)
Basic Distributable Earnings (Loss) per common share	$0.06	$(0.20)

Net income (loss) attributable to common stockholders	$(0.17)	$(0.36)
Stock-based compensation	0.02	0.07
Incentive fees to affiliate	—	—
Depreciation and amortization of real estate owned	0.01	0.12
Provision for (reversal of) current expected credit losses, net	0.20	(0.02)
Diluted Distributable Earnings (Loss) per common share	$0.06	$(0.20)

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Numbers presented may not foot due to rounding.